SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2001

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10686 (Commission file number)	39-1672779 (IRS Employer Identification No.)

5301 North Ironwood Road
Milwaukee, Wisconsin 53217
(Address of principal executive offices)

Registrant's telephone number, including area code: (414) 961-1000

Item 5. Other Events.

       On August 20, 2001, Manpower Inc. (the "Company") issued a press release announcing the resignation of Nancy G. Brinker as a director of the Company. The August 14, 2001 Press Release is attached hereto as an exhibit and is incorporated herein by reference, except for references to the Company's website and the information contained therein.

       The Company is also filing a set of risk factors that could cause the Company's actual results to differ materially from forward-looking statements made by the Company in its filings with the Securities and Exchange Commission, as well as information contained in written material, releases and oral statements issued by or on behalf of the Company. The risk factors are attached hereto as an exhibit and are incorporated herein by reference.

Item 7. Exhibits.
Exhibit No.	Description
99.1	Press Release dated August 14, 2001.
99.2	Risk Factors

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Date: August 24, 2001	/s/ Michael J. Van Handel Michael J. Van Handel Senior Vice President - Chief Financial Officer and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated August 14, 2001.
99.2	Risk Factors